Exhibit 32.1

CERTIFICATIONS

James R. Simpson, being the Chief Executive Officer of Silvergraph International, Inc., hereby certify as of this 19th  day of November, 2007, that the Form 10-QSB for the Quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silvergraph International, Inc.

/s/ James R. Simpson
James R. Simpson, Chief Executive Officer